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                                                                    EXHIBIT 4(c)

    SECOND SUPPLEMENTAL INDENTURE, dated as of January 10, 1995, between BECTON, DICKINSON AND COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal offices at 1 Becton Drive, Franklin Lakes, New Jersey, and CHEMICAL BANK, a New York banking corporation (successor by merger to Manufacturers Hanover Trust Company), as Trustee (the "Trustee").

    WHEREAS, the Company has heretofore executed and delivered to Manufacturers Hanover Trust Company an Indenture, dated as of December 1, 1982, as supplemented by the First Supplemental Indenture thereto, dated as of May 15, 1986 (as supplemented, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided;

    WHEREAS, Section 901(5) of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture for the purpose of changing or eliminating any provision of the Indenture, provided that such change or elimination shall not be effective as to any Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

    WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and

    WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

    NOW, THEREFORE, the Company and the Trustee hereby agree that the Indenture is hereby amended as follows:

     1. The Indenture is hereby amended by adding to the Table of Contents "Depository" and "Global Security" under "Section 101. Definitions", and by adding "Section 205. Securities Issuable in the Form of a Global Security" immediately after "Section 204. Form of Trustee's Certificate of
Authentication".

     2. Section 101 of the Indenture is hereby amended by adding thereto the definitions of Depository and Global Security as follows:

      "Depository" means, unless otherwise specified by the Company pursuant to either Section 205 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

      "Global Security", when used with respect to any series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any

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portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and bears the legend set forth in Section 205 (or such legend as may be specified as contemplated by Section 301 for such Securities).

     3. "Section 201. Forms Generally." of the Indenture is hereby amended by adding "or Depository therefor" immediately after "as may be required to comply with the rules of any securities exchange".

     4. The Indenture is hereby amended by adding a new Section 205 as follows:

       Section 205.  Securities Issuable in the Form of a Global Security.
              ----------------------------------------------------

       (a) If the Company shall establish pursuant to Sections 201 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

       (b) Notwithstanding any other provision of this Section 205, and subject to the provisions of Section 305, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

     5. Section 301 of the Indenture is hereby amended by renumbering Section 301(12) as Section 301(13) and by adding a new Section 301(12) as follows:

      (12) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 205 and any circumstances in addition to or in lieu of those set forth in Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or

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      names of Persons other than the Depository for such Global Security or a nominee thereof;

     6. Section 305 of the Indenture is hereby amended by adding immediately after the final paragraph thereof the following:

          Notwithstanding the foregoing, except as otherwise contemplated by
     Section 301, any Global Security of any series shall be exchangeable pursuant to this Section or Section 304, 306, 906 or 1107 for Securities registered in the name of, and a transfer of a Global Security of any series may be registered to, any Person other than the Depository with respect to such series or its nominee only if (a) such Depository notifies the Company that it is unwilling or unable to continue as Depository with respect to such Global Security or if at any time the Depository with respect to such Global Security ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such Depository is required to be so registered to act as such depository, (b) the Company in its sole discretion determines that such Global Security shall be so exchangeable and the transfer thereof so registrable and executes and delivers to the Security Registrar a Company Order providing that such Global Security shall be so exchangeable and the transfer thereof so registrable, or (c) there shall have occurred and be continuing, a default in the payment of principal of, or interest or premium on, the Securities of such series, or any event which constitutes or, after giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (a), (b) or (c) of the preceding sentence or such other conditions as may be contemplated by Section 301 for such series, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and bear the legend specified in Section 205 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence.

         None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     7. Section 308 of the Indenture is hereby amended by adding immediately after the final paragraph thereof the following:

         None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     8.  All provisions of this Second Supplemental Indenture shall be deemed

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to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     9. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Second Supplemental Indenture.

    10. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series created on or after the date hereof, and not with respect to the Securities of any series created prior to the date hereof.

    11. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Second Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

    12. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

    13. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

    14. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.


                                           BECTON, DICKINSON AND COMPANY


                                              /s/ Geoffrey D. Cheatham
                                           By:__________________________
                                              Title:  Vice President and
                                                      Treasurer



Attest:


/s/ Raymond P. Ohlmuller
____________________________
Title:  Secretary


                                           CHEMICAL BANK


                                               /s/ Frank J. Grippo
                                           By:__________________________
                                              Title: Vice President



Attest:


  /s/ Joseph A. Morales
___________________________
Title: Trust Officer

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STATE OF NEW JERSEY      )
                         ) SS.:
COUNTY OF BERGEN         )


    On the 10th day of January, 1995, before me personally came
Geoffrey P. Cheatham, to me known, who, being duly sworn, did depose and say that he is Vice President and Treasurer of BECTON, DICKINSON AND COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


     /s/ Susan C. Sabiel
     ________________________________



STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )


    On the 10th day of January, 1995, before me personally came F. J. Grippo, to me known, who, being duly sworn, did depose and say that he is Vice President of CHEMICAL BANK, one of the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


         /s/ Robert J. Stanislaro
     ________________________________

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